Confidential

Translation Version Solely for Reference

EQUITY PLEDGE AGREEMENT REGARDING SHANGHAI EWORLDCHINA INFORMATION TECHNOLOGIES CO., LTD.

AMONG LI ZHI GANG LI HUI AND

WFOE[

DATED May 11, 2007

Equity Pledge Agreement

This Equity Pledge Agreement (the "Agreement") is entered into in Shanghai, the People’s Republic of China (the "PRC") as of May 11, 2007 by and among the following parties:

(1)

LI ZHI GANG

a PRC citizen (identity card number:

420984197001270018);

(2)

LI HUI(

, a PRC citizen (identity card number: 310108198101161539);

(Li Zhi Gang(

and Li Hui

are hereinafter referred to individually as a

"Pledgor" or collectively as the “Pledgors”)

(3)

(the “WFOE”)

Contact Address: 1088 South Pudong Road, Suite 1603, Shanghai.

(In this Agreement, the aforesaid parties may be hereinafter referred to individually as a "Party" and collectively as the "Parties")

Whereas

(1)	Pledgors are shareholders of record of Shanghai EworldChina Information Technologies Co., Ltd. (with its contact address at 1088 South Pudong Road, Suite 1202, Shanghai and its legal representative being Li Zhi Gang , hereinafter, the “Company”), legally holding 100% equity interest in the Company (the "Company Equity"); and their contribution amounts in the registered capital of the Company and their shareholding percentages as of the date hereof are set out in Appendix I hereto.

(2)	Pursuant to the Exclusive Equity Transfer Option Agreement dated May 11, 2007 among Pledgee, Pledgors, and the Company (the "Equity Transfer Option Agreement"), Pledgors shall, to the extent permitted by the PRC Laws, and upon the request of Pledgee, transfer all or part of their respective equity interests held by him or her in the Company to Pledgee and/or any other entity or individual designated by Pledgee.

(3)	Pursuant to the Shareholders’ Voting Rights Proxy Agreement dated May 11, 2007 among Pledgee, Pledgors and the Company (the "Voting Rights Proxy Agreement"), Pledgors have fully entrusted Mr. Jin Jiafeng the power to exercise on their behalf all voting rights in the Company entitled to Pledgors as shareholders thereof.

EworldChina Equity Pledge Agreement

(4)	Pursuant to the Exclusive Technical Service and Consultancy Agreement dated May 11, 2007 between Pledgee and the Company (the "Technical Service Agreement"), the Company has exclusively appointed Pledgee to provide relevant technical license, consultation and supporting services and shall pay for corresponding service fees to Pledgee for such services.

(5)	Pursuant to the Exclusive Commercial Consultancy Service Agreement dated May 11, 2007 between Pledgee and the Company (the "Commercial Consultancy Agreement"), the Company has exclusively appointed Pledgee to provide relevant commercial consultancy services and shall pay for corresponding service fees accordingly to Pledgee for such services.

(6)	As a guarantee for the performance of the Contractual Obligations (as defined below) and the repayment of the Guaranteed Liabilities (as defined below) by Pledgors and the Company, Pledgors agree to pledge to Pledgee all of the equity interest held by him or her in the Company, and to grant to Pledgee a right of top priority in the pledge.

Now, therefore, upon agreement through mutual consultations, the Parties hereby agree as follows:

Article 1 Definition

1.1	Unless otherwise required by the context, the following terms herein shall have the following meanings:

"Contractual Obligations"	means all contractual obligations of Pledgors under
the Exclusive Equity Transfer Option Agreement,
the Shareholders’ Voting Rights Proxy Agreement
and this Agreement, and all contractual obligations
of the Company under the Exclusive Equity
Transfer Option Agreement, the Shareholders’
Voting Rights Proxy Agreement, the Exclusive
Technical Service and Consultancy Agreement and
the Exclusive Commercial Consultancy Service
Agreement.

"Event of Default"	means any of the following events: (1) any breach
by Pledgors of its Contractual Obligations under
the Exclusive Equity Transfer Option Agreement,
the Shareholders’ Voting Rights Proxy Agreement
or this Agreement; (2) any breach by the Company
of its Contractual Obligations under the Exclusive
	Equity	Transfer	Option	Agreement,	the

EworldChina Equity Pledge Agreement

Shareholders’ Voting Rights Proxy Agreement, the
Exclusive Technical Service and Consultancy
Agreement or the Exclusive Commercial
Consultancy Service Agreement; or (3) any of the
Exclusive Equity Transfer Option Agreement, the
Shareholders’ Voting Rights Proxy Agreement, the
Exclusive Technical Service and Consultancy
	Agreement, the	Exclusive	Commercial
Consultancy Agreement or this Agreement
becomes invalid or unenforceable due to the
change of PRC Laws, promulgation of new PRC
Laws or any other reasons, and Pledgee is unable
to make alterative arrangement for the realization
of the purposes under the Transaction Agreements.

"Equity Pledge"	has the meaning set forth in Article 2.2 of this
Agreement.

"Guaranteed Liabilities"	means all direct, indirect losses and foreseeable
loss of profits suffered by Pledgee as a result of
any Event of Default of Pledgors and/or the
Company, the amount of which shall be
determined, to the extent permitted by PRC Laws,
by Pledgee at its absolute sole discretion (such
determination shall be binding on Pledgors); as
well as all fees incurred by Pledgee in the
enforcement of performance of the Contractual
Obligations of Pledgors and/or the Company.

"Pledged Property"	means all of the Equity Interest in the Company
lawfully owned by Pledgors as of the effective date
hereof, which shall be pledged to Pledgee pursuant
to provisions hereof as the guarantee for the
performance of the Contractual Obligations by
Pledgee and the Company, the details of the
Pledged Equity Interest of each Pledgor are set out
in Appendix I hereto, as well as the increased
contribution and dividends in accordance with
Articles 2.6 and 2.7 hereof.

"PRC Laws"	means the then effective laws, administrative
regulations, administrative rules, local regulations,
judicial interpretations and other binding
regulatory documents of the PRC.

EworldChina Equity Pledge Agreement

"Power of Attorney"	has the meaning set forth in Article 12.11 of this
Agreement.

"Rights"	has the meaning set forth in Article 12.6 of this
Agreement.

"Transaction Agreements"	means the Exclusive Equity Transfer Option
Agreement, the Shareholders’ Voting Rights Proxy
Agreement, the Exclusive Technical Service and
Consultancy Agreement and the Exclusive
Commercial Consultancy Service Agreement.

1.2	The references to any PRC Laws herein shall be deemed to (1) include the amendments to and changes, supplements and reenactments of such laws, irrespective of whether they take effect before or after the execution of this Agreement; and (2) include other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise specified herein, all references to an article, clause, item or paragraph shall refer to the relevant part hereof.

Article 2 Equity Pledge

2.1	Pledgors hereby agree to pledge to Pledgee the Pledged Property which they lawfully own and are entitled to dispose of pursuant to the provisions hereof as the guarantee for performance of the Contractual Obligations and repayment of the Guaranteed Liabilities.

2.2	Pledgors undertake that they will be responsible for, on the date hereof, the recording of the equity pledge arrangement hereunder (the "Equity Pledge") on the shareholders register of the Company, and shall make their best efforts to complete the relevant registration procedures with the competent administration authority for industry and commerce.

2.3	Within the effective term of this Agreement, Pledgee shall not be liable in any way for loss in the value of the Pledge Property, nor shall Pledgors be entitled to claim in any way or make any demand on Pledgee in respect thereof unless such loss is caused by intentional misconduct of Pledgee or is directly caused by gross negligence of Pledgee.

2.4	Subject to the provision of Article 2.3 above, in the event of any possible obvious loss in the value of the Pledged Property, which is sufficient to adversely affect Pledgee’s rights, Pledgee may at any time auction or sell off the

EworldChina Equity Pledge Agreement

Pledged Property on behalf of Pledgors, and, upon agreement with the Pledgors, use the proceeds from such auction or sale-off as early repayment of the Guaranteed Liabilities, or place such proceeds in escrow with the local notary institution where Pledgee is domiciled (any fees incurred in relation thereto shall be fully borne by Pledgors).

2.5	In case of any Event of Default, Pledgee is entitled to dispose of the Pledged Property as set forth in Article 4 hereof.

2.6	Only with a prior consent by Pledgee shall Pledgors increase its capital contribution to the Company. The increased capital of the Company as a result of the capital contribution increase to the Company by Pledgors shall also be the Pledged Property.

2.7	Only with a prior consent by Pledgee shall Pledgors receive dividends or profits from the Pledged Property. The dividends or profits received by Pledgors from the Pledged Property shall be deposited into Pledgee’s bank account designated by Pledgee under the supervision of Pledgee and, shall be used as the Pledged Property for discharge of the Guaranteed Liabilities in first priority.

2.8	Pledgee is entitled to dispose of any Pledged Property of Pledgors pursuant to the provisions hereof upon occurrence of any Event of Default.

Article 3 Release of Pledge

Upon full and complete performance of all Contractual Obligations by Pledgors and the Company, Pledgee shall, upon request of Pledgors, release the pledge hereunder, and cooperate with Pledgors in handling the cancellation of the record of the Equity Pledge in the shareholders register of the Company. Reasonable fees incurred in the release of the pledge shall be borne by Pledgee.

Article 4 Disposal of the Pledged Property

4.1	Pledgors and Pledgee hereby agree that, in case of any Event of Default, Pledgee shall be entitled to exercise, upon written notice to Pledgors, all of its rights and powers arising under default remedies under the PRC Laws, the Transaction Agreements and the terms hereof, including but not limited to repayment in priority with proceeds from auctions or sale-offs of the Pledged Property.

4.2	Pledgee shall be entitled to designate in writing its legal counsel or other agents to exercise on its behalf any and all rights and powers set out above, and Pledgors shall not oppose thereto.

EworldChina Equity Pledge Agreement

4.3	All reasonable costs incurred in Pledgee’s exercise of any or all of the above rights and powers shall be borne by Pledgors. Pledgee shall be entitled to deduct such costs as actually incurred from the proceeds acquired in its exercise of such rights and powers.

4.4	The proceeds acquired by Pledgee in its exercise of its rights and powers shall be used in the following order:

First, to pay for any cost incurred in connection with the disposal of the Pledged Property and the exercise by Pledgee of its rights and powers (including but not limited to, court fees and remuneration to its legal counsel and agents);

Second, to pay for any taxes payable in connection with the disposal of the Pledged Property; and

Third, to repay Guaranteed Liabilities to Pledgee.

If there is any balance after the above payments, Pledgee shall return the same to Pledgors or other persons entitled thereto pursuant to relevant Laws and regulations, or submit the same to the local notary institution where Pledgee is domiciled (any fees incurred in relation thereto shall be borne by Pledgors).

4.5	Pledgee shall be entitled to elect to exercise, simultaneously or otherwise, any of the default remedies it is entitled to; Pledgee shall not be obliged to exercise other default remedies before its exercise of the auctions or sale-offs of the Pledged Property hereunder.

Article 5 Costs and Expenses

All actual costs in connection with the creation of the Equity Pledge hereunder, including (but not limited to) stamp duties, any other taxes, all legal fees, etc., shall be borne by Pledgee.

Article 6 Continuity and No Waiver

The Equity Pledge hereunder is a continuous guarantee, and shall remain effective until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities. No exemption or grace period granted by Pledgee to Pledgors concerning any breach by Pledgor or delay by Pledgee in its exercise of any of its rights hereunder and under the Transaction Agreements, shall affect the rights of Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by Pledgors or the rights entitled to Pledgee arising

EworldChina Equity Pledge Agreement

from subsequent breach by Pledgors of the Transaction Agreements and/or this Agreement pursuant to this Agreement, relevant PRC Laws and the Transaction Agreements.

Article 7 Representations and Warranties

Pledgors hereby severally and jointly represent and warrant to Pledgee as follows:

7.1	Pledgors are PRC citizens with full capacity, who have full and independent legal status, legal capacity and appropriate authority to execute, deliver and perform this Agreement, and may sue and be sued as independent parties.

7.2	Pledgors have full power and authority to execute and deliver this Agreement and all other documents related to the transactions contemplated hereunder to be executed by them, as well as to consummate such transactions.

7.3	All reports, documents and information provided by Pledgors to Pledgee concerning Pledgors and all issues required hereunder prior to the effectiveness of this Agreement are true and accurate in all material aspects as of the effective date hereof.

7.4	All reports, documents and information provided by Pledgors to Pledgee concerning Pledgors and all issues required hereunder after the effective date hereof are true, accurate and valid in all material aspects at the time when the same are provided.

7.5	As of the effective date hereof, Pledgors are the sole and legal owners of the Pledged Property and are entitled to dispose of the Pledged Property or any part thereof. There is no outstanding dispute concerning the ownership of the Pledged Property.

7.6	Except for the security interest established on the Pledged Property hereunder and the rights under the Transaction Agreements, no other security interest or third party right exists on the Pledged Property.

7.7	The Pledged Property can be lawfully pledged or transferred, and Pledgors have the full right and power to pledge it to Pledgee pursuant to the provisions hereunder.

7.8	This Agreement shall constitute the legal, valid and binding obligations of Pledgors upon due execution by Pledgors.

7.9	Any consent, permission, waiver or authorization by any third person, or any

EworldChina Equity Pledge Agreement

approval, permission, exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority with respect to the execution and performance hereof and the Equity Pledge hereunder have been obtained or completed, and shall be fully valid within the term of this Agreement.

7.10	The execution and performance by Pledgors of this Agreement do not violate or conflict with any applicable laws, or any agreement, court judgment, arbitration award rendered by arbitration institutions and decision made by administrative authorities to which it is a party or which is binding on its assets.

7.	11 The pledge hereunder shall constitute the security interest with first priority on the Pledged Property.

7.12	There is no pending or, to the knowledge of Pledgors, threatening litigation, legal proceeding or demand in any court or any arbitral tribunal against Pledgors, or their property, or the Pledged Property; in addition, there is no pending or, to the knowledge of Pledgors, threatening litigation, legal proceeding or demand by any governmental or administrative authority against Pledgors, or their property, or the Pledged Property, which will substantially or adversely affect the economic status of Pledgors or their capability to perform the obligations hereunder and the Guaranteed Liabilities.

7.13	Pledgors hereby warrant to Pledgee that the above representations and warranties shall remain true and accurate at any time and under any circumstance prior to the full performance of the Contractual Obligations and the full repayment of the Guaranteed Liabilities and shall be fully complied with.

Article 8 Undertakings by Pledgors

Pledgors hereby severally and jointly undertake to Pledgee as follows:

8.1	Without the prior written consent by Pledgee, Pledgors shall not create or permit the creation of any new pledge or any other security interest on the Pledged Property.

8.2	Without prior written notice to Pledgee and Pledgee’s prior written consent, Pledgors shall not transfer the Pledged Property. The proceeds from transfer of the Pledged Property by Pledgors shall be, on a priority basis, used for the repayment of the Guaranteed Liabilities or for placement in escrow with a third party as agreed with Pledgee. In case either Pledgor transfers the Pledged Property held by it with the consent of Pledgee, the Pledged Property held by

EworldChina Equity Pledge Agreement

the other Pledgor shall remain to be governed by this Agreement and shall not be affected.

8.3	In case of occurrence of any litigation, arbitration or other demand which may have an adverse effect on the interest of Pledgors or Pledgee under the Transaction Agreements and hereunder or on the Pledged Property, Pledgors undertake to notify Pledgee in writing as soon as practical and in a timely manner and upon reasonable request of Pledgee, take all necessary measures to ensure the pledge interest of Pledgee in the Pledged Property.

8.4	Pledgors shall not conduct or permit any act or action which may have an adverse effect on the interest of Pledgee under the Transaction Agreements and hereunder or on the Pledged Property.

8.5	Pledgors guarantee that they shall, upon reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to the supplementary agreement hereto) so as to ensure the pledge interest of Pledgee in the Pledged Property and the exercise and realization of such rights thereof. Pledgors ensure that the procedures for convening meetings, the voting method and the contents of the shareholders meetings and/or the board meetings convened for the purposes of execution of this Agreement, creation and exercise of the pledge right shall not be in violation of laws, administrative regulations or the articles of association of the Company.

8.6	In the event of any transfer of any Pledged Property resulting from the exercise of the right to the pledge hereunder, Pledgors guarantee that they shall take all necessary measures for the realization of such transfer.

Article 9 Change of Circumstances

As supplement to and not in violation of other terms hereof and of the Transaction Agreements, in the event of the promulgation or change of any PRC Laws, or change in interpretation or application thereof, or change of the relevant registration procedures at any time, Pledgee considers that the continuous effectiveness of this Agreement and/or disposal of the Pledged Property in the way provided herein shall be illegal or in conflict with such laws, Pledgors shall, upon the written direction of Pledgee and pursuant to its reasonable request, promptly take any action and/or execute any agreement or other document, so as to:

(1)	remain the effectiveness of this Agreement;

(2)	facilitate the disposal of the Pledged Property in the manner provided herein; and/or

(3)	maintain or realize the purposes hereof or the guarantee established in

EworldChina Equity Pledge Agreement

accordance herewith.

Article 10 Effectiveness and Term of This Agreement

10.1	This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1) this Agreement is duly executed by each of the Parties; and

(2) the Equity Pledge hereunder has been lawfully recorded in the shareholders register of the Company.

Pledgors shall provide to Pledgee the registration certificate of the Equity Pledge in the aforesaid shareholders register in a manner satisfactory to Pledgee.

10.2	This Agreement shall remain effective until the full performance of the Contractual Obligations or the full discharge of the Guaranteed Liabilities.

Article 11 Notice

11.1	Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Parties.

11.2	The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile; or upon handed over to the receiver when it is delivered if delivered in person; or on the fifth (5) day after posting when it is delivered by mail.

Article 12 Miscellaneous

12.1	Subject to PRC Laws, Pledgee may, upon notice to Pledgors, and without consent from Pledgor, assign Pledgee’s rights and/or obligations hereunder to any third party; however, Pledgors may not, without Pledgee’s prior written consent, assign their rights, obligations or liabilities hereunder to any third party.

Successors or permitted assignees (if any) of Pledgors shall continue to perform the obligations of Pledgors hereunder.

12.2	This Agreement is made in Chinese in three (3) counterparts with each Party retaining one (1) counterpart thereof, and additional counterparts (if necessary) may be executed accordingly for the purpose of registration or filing.

12.3	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC Laws.

EworldChina Equity Pledge Agreement

12.4	Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if no agreement regarding such disputes can be reached by the Parties within thirty (30) days of their occurrence, such disputes shall be submitted to the China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on the Parties.

12.5	Any rights, powers and remedies entitled to any Party by any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions hereunder, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

12.6	The failure to or delay by a Party in exercise of any of its rights, powers and remedies hereunder or in accordance with the laws (the Such Rights”) shall not constitute a waiver thereof nor shall any single or partial waiver of Such Rights preclude the exercise of the same by such Party in other manner and the exercise of other Such Rights.

12.7	The headings of each article herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

12.8	Each provision contained herein shall be severable and independent from any other provisions, and if at any time one term or terms herein shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions herein shall not be affected thereby.

12.9	Any amendments or supplements to this Agreement shall be in writing and shall take effect upon due execution by the Parties hereto.

12.10

Subject to the provision of Article 12.1 above, this Agreement shall be binding on the legal successors of the Parties.

12.11

At the even date with the date hereof, Pledgors shall sign a power of attorney (as set out in Appendix hereto, the "Power of Attorney") respectively to authorize any person designated by Pledgee (the “Agent”) to sign on their behalf any and all necessary legal documents for the exercise by Pledgee of its rights hereunder pursuant to this Agreement. Such Powers of Attorney shall be kept by Pledgee and, when necessary, Pledgee may at any time submit the Power of Attorney to the relevant government authorities. When and only when a written notice is issued by Pledgee to Pledgors on removal of the Agent,

EworldChina Equity Pledge Agreement

Pledgor shall immediately revoke the entrustment to the existing Agent, and entrust any other person then designated by Pledgor to, on his or her behalf and pursuant to this Agreement, execute any and all legal documents required for the exercise of the rights hereunder by Pledgee, the new Power of Attorney shall supersede the previous one immediately upon execution. Except for the above circumstances, Pledgors shall not revoke the Power of Attorney issued to the Agent.

Notwithstanding the foregoing, if according to PRC Laws, the articles of association of the Company or the requirements of the relevant government authorities, the documents or the things in relation to the Pledgee’s exercise of its rights hereunder must be executed or completed by Pledgors, Pledgors shall perform such obligation in a timely manner.

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(Signature Page)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and in the place first set forth above.

LI ZHI GANG

Signature:
_____________

LI HUI(

Signature:
_____________

WFOE (Company chop) By: _____________ Name: Position: Authorized Representative

EworldChina Equity Pledge Agreement

Appendix I:

Basic Information of Shanghai EworldChina Information Technologies Co., Ltd.

Company Name: Shanghai EworldChina Information Technologies Co., Ltd.

Registered Address: 1088 South Pudong Road, Suite 1202, Shanghai, Registered Capital: Renminbi one million Yuan (RMB 1,000,000) Legal Representative: Li Zhi Gang(×¢)

Shareholding Structure:

Shareholder’s Name	Registered Capital	Percentage of
	(RMB)	Contribution
Li Zhi Gang (×¢)	RMB800,000	80%
Li Hui (‰)	RMB200,000	20%
Total	RMB1,000,000	100%

Financial Year: January1 to December 31 of a calendar year

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Appendix II:

Format of the Power of Attorney

I,
____________
, hereby irrevocably entrust Mr. Jin Jiafeng

with his

identity card number 310103197302062418, to be my authorized designee to sign on my behalf all necessary or useful legal documents with respect to the exercise by WFOE of all its rights under the Equity Pledge Agreement regarding Shanghai

EworldChina Information Technologies Co., Ltd.

between it and me.

Signature:

Date:	, 2007

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